UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 20, 2006
M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967

(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)
4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 8.01	OTHER EVENTS
ITEM 9.01	EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
Consulting Agreement, effective as of March 1, 2006, by and between Gilbert Goldstein, P.C. and the Company.
Consulting Agreement

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT and
ITEM 8.01 OTHER EVENTS
     On February 20, 2006, the Board of Directors (the “Board”) of M.D.C. Holdings, Inc. (the “Company”) took the action set forth below.
CONSULTING AGREEMENT WITH
AND BONUS PAYMENT TO
GILBERT GOLDSTEIN, P.C.
     The Board approved a new two-year consulting agreement with Gilbert Goldstein, P.C. (the “firm”), of which Gilbert Goldstein, an outside, non-employee Director of the Company, is the sole shareholder. Pursuant to the agreement, the firm acts as a consultant to the Company on legal matters. In return, the Company has agreed that, from March 1, 2006 through February 28, 2008, the Company will pay the firm $30,000 per month. The Company also continues to provide the firm with office space in the Company’s office building at 4350 S. Monaco Street, the services of one secretary and reimbursement of actual expenses incurred related to the services provided. In the event that Mr. Goldstein retires from the practice of law, becomes disabled, or dies or the consulting agreement with the Company is not renewed or extended during the term of the agreement, the Company will pay the firm or Mr. Goldstein’s estate, in lieu of any other payments, other benefits or services to be provided by the Company pursuant to the agreement, $15,000 per month for five years or the duration of Mr. Goldstein’s life, whichever is longer. A copy of the consulting agreement is filed with this Form 8-K.
     Also, the Board approved the payment to the firm of a one-time cash bonus in the amount of $200,000 for additional services and exceptional value previously provided to the Company.
COMPENSATION OF OUTSIDE DIRECTORS
     The Board approved the following modifications to the compensation of non-employee, outside directors:
•	Increased the annual retainer amount from $36,000 (paid in monthly amounts of $3,000) to $48,000 (to be paid in monthly amounts of $4,000) effective February 1, 2006.

•	Increased the fee for attendance at Board meetings from $1,500 per meeting to $2,500 per meeting effective February 1, 2006.
DESIGNATION OF LEAD DIRECTOR
     The Board designated Herbert T. Buchwald, an independent member of the Board, as Lead Director for a one-year term commencing March 1, 2006. Mr. Buchwald is a member of the Audit, Compensation, Legal and Corporate Governance/Nominating Committees, is the Company’s Audit Committee Financial Expert and serves on the board of M.D.C. Land Corporation, a subsidiary of the Company. Among other responsibilities, the Lead Director will assist in providing effective corporate governance in the management of the affairs of the Board and the Company, advise the Chairman as to an appropriate schedule of Board and Committee meetings, provide input as to meeting agendas and topics, coordinate the activities of the various Committees, coordinate the agenda for and preside at executive sessions of the non-management directors, facilitate the process of conducting Committee and Board self-evaluations, mentor new Directors and perform such other responsibilities as may be delegated to the Lead Director by the Board from time to time. In lieu of all other cash compensation paid to independent Directors, including retainer fees and Board and Committee meeting fees, the Lead Director will receive monthly compensation of $27,500.
AUDIT AND COMPENSATION COMMITTEE MEMBERSHIP
     Effective February 20, 2006, Director Steven J. Borick resigned as a member of the Audit Committee. Mr. Borick continues to serve as chairman of the Compensation Committee.
     Effective February 20, 2006, the Board appointed Director David E. Blackford as a member of both the Audit and Compensation Committees. The Board has determined that Mr. Blackford has no material relationship with the Company and that he is independent under the rules of the Securities and Exchange Commission and the New York Stock Exchange (NYSE), meets the standards of independence adopted by the Board, is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and the regulations thereunder and is “financially literate” in the judgment of the Board of Directors, as defined in the listing standards of the NYSE.

ITEM 9.01 EXHIBITS

Exhibit Number	Description
Exhibit 10.1	Consulting Agreement, effective as of March 1, 2006, by and between Gilbert Goldstein, P.C. and the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: February 22, 2006	By:	/s/ Joseph H. Fretz

Joseph H. Fretz
Secretary and Corporate Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 10.1	Consulting Agreement, effective as of March 1, 2006, by and between Gilbert Goldstein, P.C. and the Company.